Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

December 31, 2022

Shareholders, Clients and Team Members:

I am pleased to report that, once again, your Company had a successful year.  In addition to reporting income before taxes of approximately $12.5 million, return on average tangible equity of 17.70% and return on average assets of 1.06%, your Company continues to focus on serving our clients and communities. As a result of these successes, the Board of Directors declared a $0.22 per share dividend, a 4.8% increase as compared to the fourth quarter of 2022. This declaration was the 13th increase in dividends since 2012.

During 2022 the banking industry faced record inflation, a dramatic decrease in residential mortgage activity, rapidly rising interest rates, and recession fears. The Company adjusted to those factors by reducing staff, aggressively managing its balance sheet and controlling interest costs. As a result, excluding PPP fees, net interest income increased $4.4 million with 43 basis points increase in net margin, non-interest expenses decreased $2.6 million, and gross loan and deposit balances increased $74 million and $23 million, respectively during 2022.

The cumulative effect of those adjustments throughout the first three quarters of 2022 were evident by the Company’s reporting of $1.10 earnings per share in the fourth quarter ($.91 per share excluding the tax effected positive impact of $606,000 from the negative loan loss provision and offsetting increase in the unfunded commitment liability).

Additionally, the rapid increase in interest rates has created a decline in the market value of our available for sale securities portfolio of $53.6 million, which has decreased your Company’s tangible book value by $13.43 per share since December 31, 2021.  While this decrease has no impact on regulatory capital, it has likely been a noticeable factor in the Company’s recent decrease in share price.  Based on the Company’s current alternative sources of liquidity, I believe it is very unlikely that those losses will be realized. As such, we remain focused on continuing to add value to our shareholders through core revenue growth, strong asset quality, and consistent dividends.

Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Year ended December 31, 2022	Year ended December 31, 2021
	(dollars in thousands, except per share data)
CONDENSED STATEMENTS OF INCOME
Interest income	$38,942	$38,804
Interest expense	3,258	3,069
Net interest income	35,684	35,735
Provision for loan losses	(1,000)	300
Net interest income after provision for loan losses	36,684	35,735
Non-interest income	9,954	17,346
Non-interest expense	34,114	36,706
Income before income taxes	12,524	16,075
Provision for income taxes	1,214	2,494
Net income	$11,310	$13,581

Average common shares outstanding (basic)	3,259,924	3,277,062

PER COMMON SHARE
Net income	$3.47	$4.14
Book value	$26.23	$36.39
Tangible book value (non-GAAP)*	$17.04	$27.50
Closing price	$18.72	$30.55

FINANCIAL RATIOS
Return on average assets	1.06%	1.29%
Return on average tangible equity (non-GAAP)*	17.70%	15.83%
Net interest margin, tax equivalent (non-GAAP)*	3.75%	3.77%
Efficiency ratio (non-GAAP)*	73.15%	68.14%
Loans to deposits	71.66%	66.50%

PERIOD END BALANCES (in thousands, except share data)

	As of December 31, 2022	As of December 31, 2021
Assets	$1,087,293	$1,076,556
Loans, gross	$683,575	$609,559
Deposits	$953,883	$930,413
Shareholders' equity	$82,691	$119,095

Common shares outstanding	3,153,031	3,272,585

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	December 31, 2022	December 31, 2021
Shareholders' equity	$82,691	$119,095
Less goodwill and other intangibles	28,975	29,115
Tangible common equity	$53,716	$89,980
Average Shareholders' equity	$92,938	$114,981
Less average goodwill and other intangibles	29,039	29,199
Average tangible common equity	$63,899	$85,782

Tangible Book Value Per Common Share
Tangible common equity (a)	$53,716	$89,980
Total common shares issued and outstanding (b)	3,153,031	3,272,585
Tangible book value per common share (a)/(b)	$17.04	$27.50

Return on Average Tangible Equity
Net income, annualized (c)	$11,310	$13,581
Average tangible common equity (d)	$63,899	$85,782
Return on average tangible common equity (c/d)	17.70%	15.83%

Net Interest Margin, Tax-Equivalent
Net interest income, annualized	$35,684	$35,735
Tax-equivalent adjustment, annualized	1,000	784
Tax-equivalent net interest income, annualized (e)	$36,684	$36,519
Average earning assets (f)	$979,053	$969,418
Net interest margin, tax-equivalent (e)/(f)	3.75%	3.77%

Efficiency Ratio, Tax-Equivalent
Non-interest expense, annualized (g)	$34,114	$36,706
Tax-equivalent net interest income, annualized	36,684	36,519
Non-interest income, annualized	9,954	17,346
Total revenue, annualized (h)	$46,638	$53,865
Efficiency ratio (g)/(h)	73.15%	68.14%

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Klint D. Manz- CFO

Denise E. Giesige - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry H. Edward Rigel	David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth Dr. Jane M. Wood Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the OTCQX Market under the symbol “UBOH” since August 2022. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

222 S. Main St., Unit 1

Findlay, OH 45840

419-659-2141

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

240 W. Fifth St.

Marysville, OH 43040

419-659-2141

245 W. Main St.

Ottawa, OH 45875

419-523-2265

103 E. Perry St.

Paulding, OH 45879

419-567-1075

132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

419-659-2141

468 Polaris Parkway

Westerville, OH 43082

614-269-4402